4HEALTH INC.

                      PROPRIETARY INFORMATION, INVENTIONS
                         AND NON-COMPETITION AGREEMENT



     I recognize that 4Health, Inc., a Utah corporation, together with its subsidiaries and affiliates (collectively, the "Company"), is engaged in a continuous program of research, development, manufacture, sale and marketing of dietary supplements and ingestible vitamin related products in capsule, tablet, softgel, powder and liquid form (the "Business").

     I understand that:

     A. As part of my employment by the Company, I am expected to make new contributions and inventions of value to the Company;

     B. My employment creates a relationship of confidence and trust between me and the Company with respect to any information applicable to the Business of the Company;

     C. In consideration of my continued employment by the Company, I am expected not to engage in any Competitive Business (as hereinafter defined) or otherwise compete with the Business of the Company as conducted by the Company;

     D. The Company possesses and will continue to possess information that has been created, discovered or developed by the Company (including without limitation information created, discovered, developed, or made known by me during the period of or arising out of my employment by the Company) and/or in which property rights have been assigned or otherwise conveyed to the Company, relating to the Business of the Company (collectively, "Proprietary Information"); and

     E. As used herein, the period of my employment includes any additional time in which I may be retained by the Company as a director or consultant (such period, including such additional time, is referred to herein as the "Term of this Agreement").

     In consideration of my continued employment and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged and confirmed, as the case may be, and the compensation received by me from the Company from time to time, I hereby agree as follows:

     1. Confidentiality of Proprietary Information. At all times, both during the Term of this Agreement and after its termination, I will keep in confidence and trust all Proprietary Information unless such Proprietary Information enters the public domain not as a result of any breach of my obligations to the Company, and I will not use or disclose any Proprietary Information or anything directly relating to it without the written consent of the Company, except as may be necessary to comply with law or in the ordinary course of performing my duties as an employee of the Company and only for the benefit of the Company.

     2. Delivery of Documents. In the event of the termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents of any nature pertaining to my work with the Company in my possession or control and I will not take with me or deliver to anyone else any documents of any description or any reproduction of any description containing or pertaining to any Proprietary Information.

     3. Disclosure of Inventions. Subject to the provisions of Section 4(c) hereof, I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, designs, discoveries, trademarks, copyrights, formulae, maufacturing technology and other proprietary technical data, whether or not patentable, made or reduced to practice or learned by me, either alone or jointly with others, during the Term of this Agreement (whether or not during normal working hours) that are required for use in the Business of the Company, or result from use of premises or equipment owned, leased, or contracted for by the Company (all said improvements, inventions, designs, discoveries, trademarks, copyrights, formulae, manufacturing technology and other proprietary technical data, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications shall be collectively hereinafter called "Inventions").

     4. Assignment of and Assistance on Inventions. (a) During the Term of this Agreement, I hereby agree to assign to the Company any rights I may have or acquire in all such Inventions and agree that all Inventions shall be the sole property of the Company, its successors in interest and its assigns, and the Company, its successors in interest and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. I further agree to assist the Company in every proper and reasonable way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights in said Inventions in any and all countries, and to that end I will execute all documents necessary to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same.

          (b) In the event the Company is unable, after reasonable effort, to secure my signature on any patent, copyright or other analogous protection relating to an Invention, whether because of my physical or mental incapacity, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by me. My obligation to assist the Company in obtaining and enforcing patents and copyrights for such Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance.

          (c) All original works of authorship (other than any advertising or sales materials related to products manufactured and sold by the Company) which are made by me (solely or jointly with others) and which are protectable by copyright are not being created at the instance of the Company and shall not be deemed "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101). If such laws are inapplicable or in the event that such works, or any part thereof, are determined by a court of competent jurisdiction to be a work made for hire under the United States copyright laws, this agreement shall operate as an irrevocable and unconditional assignment by the Company to me of all of its right, title and interest (including, without limitation all rights in and to the copyrights throughout the world, including the right to prepare derivative works and the right to all renewals and extensions) in such works in perpetuity.

     5. No Breach of Duty. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not, and to the best of my present knowledge and belief will not, breach any agreement or duty to keep in confidence Proprietary Information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into any agreement either written or oral in conflict herewith. I am not at the present time restricted from being employed by the Company or entering into this Agreement.

     6. Non-Competition. Except as provided in Section 9, during the Term of this Agreement and for a period of twenty four months after the expiration of the Term of this Agreement, I shall not be engaged in, be employed by, furnish any services to, act as agent or consultant for, or have any interest in, any business, partnership, corporation or other entity (collectively, "Entity") or person in the United States, its territories and possessions (the "Territory") that is engaged in a Competitive Business (as defined below). For the purposes of this Agreement, a "Competitive Business" is defined as any business which competes with the Business of the Company in the Territory.

     In the event of a breach of any provision of this Section 6, a court shall be entitled to enforce its terms for twenty four months after the entry of an appropriate order.

     Ownership of up to 8% of the outstanding shares of voting stock or other beneficial interest in a publicly traded Entity and any other ownership interest in an Entity or other activity approved by the Board of Directors of the Company shall not be deemed a breach of the provisions of this Section.

     7. Remedies for Breach. I agree that any breach of this Agreement by me would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent or redress the violation of my obligations hereunder.

     8. Separability. If any provision hereof shall be declared unenforceable for any reason, such unenforceability shall not affect the enforceability of the remaining provisions of this Agreement. Further, such provision shall be reformed and construed to the extent permitted by law so that it would be valid, legal and enforceable to the maximum extent possible.

     9. Term of This Agreement. The Term of this Agreement became effective as of the first day of my employment by the Company, namely:
, 1996 and may be terminated by either party hereto on sixty (60) days prior written notice to the other party hereto; provided, however, in the event that the Company sells all or substantially all of its assets in one or more transactions or (ii) a change of control of the Company has occurred, in either case which has not been approved in writing by me, the Term of this Agreement shall expire immediately and I shall not be bound by the provisions hereof, including, without limitation, the provisions of Section 6 hereof.

     10. Assignability. This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators, shall inure to the benefit of the Company, its successors in interest, and assigns, and except as otherwise expressly provided herein shall survive the termination of my employment by the Company.

     11. Applicable Law. This Agreement shall in all respects be governed by, construed and enforced in accordance with the internal laws of the State of Colorado, without regard to its principles of conflicts of law.


Dated:

                                    (Signature)


                                    (Print or type name)


Accepted and Agreed to:

4HEALTH, INC.


By:
Title: